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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) - March 10, 2004
                                                           --------------


                            DISTINCTIVE DEVICES INC.
                            ------------------------
           (Exact name of the registrant as specified in its charter)


         Delaware                     0-2749                     13-1999951
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(State or other jurisdiction       (Commission                 (I.R.S Employer
     of incorporation)             file number)              Identification No.)


             One Bridge Plaza, Suite 100, Fort Lee, New Jersey 07024
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               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code - (201) 363-9922
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ITEM 5. OTHER EVENTS
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     On March 10, 2004, Distinctive Devices, Inc. (the "Company") closed separate Stock Purchase Agreements (the "Agreements") with two investors pursuant to which the Company sold to each investor 1,000,000 shares (the "Shares") of the Company's Common Stock, $.001 par value, at a price of one dollar ($1.00) per share (the "Sale"). In each Agreement, the Company retained a call option exercisable within one year from the date of the Agreement to repurchase any or all of the Shares at five dollars ($5.00) per share, subject to any subsequent changes in the Common Stock.

     The Company will use the $2,000,000 gross proceeds from the Sale (less expenses) for working capital, including working capital for its newly-acquired subsidiary, galaxis technology AG ("galaxis"). The Company is continuing its efforts to raise additional capital through either equity or debt placements or through asset-based financings. These offerings will not be registered under the Securities Act of 1933 and any securities purchased may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

     After the Sale the Company had outstanding 20,221,402 shares of Common Stock, (excluding 3,000,000 shares that had been issued to galaxis), plus outstanding options and warrants for the purchase of an additional 6,843,050 shares of Common Stock at exercise prices ranging from $.25 per share to $1.65 per share.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
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        (c)  Exhibits

             10.1 Form of Stock Purchase Agreement, dated as of March 10, 2004, between Distinctive Devices Inc. and each investor.


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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            DISTINCTIVE DEVICES, INC.


                                            By: /s/ Sanjay Mody
                                                ------------------------
                                                Name:  Sanjay Mody
                                                Title: President and CEO


Dated: March 18, 2004


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